Document Security Systems, Inc. Reports First Quarter

2017 Financial Results

-- Quarter-Over-Quarter Revenue up 10% to $4.8 million

-- 1Q 2017 Positive Adjusted EBITDA of $391,000 vs. 1Q 2016 Adjusted EBITDA Loss of ($107,000)

-- Net Loss Per Share Reduced 80% from ($0.05) in 1Q 2016 to ($0.01) in 1Q 2017

ROCHESTER, NY — May 15, 2017 — Document Security Systems, Inc. (NYSE MKT: DSS), (“DSS”), a leader in anti-counterfeit, authentication, and diversion protection technologies whose products and solutions are used by governments, corporations and financial institutions to defeat fraud and to help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites, today announced its financial results for the first quarter ended March 31, 2017.

“Our first quarter results demonstrate the continued execution of our strategy of focusing on revenue growth and high margin products,” stated Jeff Ronaldi, CEO of DSS. “We’re encouraged by the performance of previously announced relationships within our anti-counterfeiting, fraud protection and plastics card businesses as well as by the significant new opportunities we’ve identified within several of our expanding addressable markets. We remain dedicated to growing each of our revenue channels and increasing value to our shareholders,” added Ronaldi.

First Quarter 2017 Financial Highlights

●	Revenue for the first quarter of 2017 increased approximately 10% to $4.8 million from $4.3 million in the same year-ago quarter. During the first quarter of 2017, the Company’s printed products revenue grew by $428,000 or 11%, and technology sales, services and licensing revenue increased by 1%, as compared to the first quarter of 2016.

●	The Company posted an 84% improvement in its operating loss, as compared to the first quarter of 2016. Operating loss for the first quarter 2017 was ($86,000) versus an operating loss of ($537,000) for the first quarter 2016.

●	The Company recorded a significant improvement in Adjusted EBITDA[1] for the first quarter ended March 31, 2017. Adjusted EBITDA for the first quarter of 2017 was $391,000 as compared to an Adjusted EBITDA loss of ($102,000) in the first quarter of 2016.

●	Net loss for the Company’s first quarter 2017 was reduced by 71% to ($184,000), or ($0.01) per share, as compared to a net loss of ($624,000), or ($0.05) per share, for the first quarter ended March 31, 2016.

A full analysis of results for the quarter ended March 31, 2017 is available in the Company’s Form 10-Q, which is available on the Company’s website at www.dsssecure.com or through the Securities and Exchange Commission’s Edgar database at www.sec.gov.

ABOUT DOCUMENT SECURITY SYSTEMS

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites. DSS continuously invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com.

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For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of AuthentiGuard and manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 28, 2017. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	% change
Revenue
Printed products	$4,403,000	$3,975,000	11%
Technology sales, services and licensing	368,000	364,000	1%

Total revenue	$4,771,000	$4,339,000	10%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$2,788,000	$2,611,000	7%
Sales, general and administrative compensation	898,000	852,000	5%
Depreciation and amortization	343,000	361,000	-5%
Professional fees	161,000	424,000	-62%
Stock based compensation	134,000	74,000	81%
Sales and marketing	94,000	76,000	24%
Rent and utilities	152,000	138,000	10%
Other operating expenses	227,000	227,000	0%
Research and development	60,000	113,000	-47%

Total costs and expenses	$4,857,000	$4,876,000	0%

Operating income (loss)	(86,000)	(537,000)	-84%

Other expenses
Interest expense	$(58,000)	$(77,000)	-25%
Amortized debt discount	(35,000)	(5,000)	600%

Other expense	$(93,000)	$(82,000)	13%

Loss before income taxes	(179,000)	(619,000)	-71%

Income tax expense	5,000	5,000	0%

Net loss	$(184,000)	$(624,000)	-71%

Loss per common share:
Basic and diluted	$(0.01)	$(0.05)	-80%

Shares used in computing loss per common share:
Basic and diluted	13,624,522	12,970,487	5%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current assets:
Cash	$4,866,070	$5,871,738
Restricted cash	421,671	177,609
Accounts receivable, net of $50,000 allowance for uncollectible accounts	2,024,970	1,890,981
Inventory	1,203,523	1,206,377
Prepaid expenses and other current assets	377,365	350,289

Total current assets	8,893,599	9,496,994

Property, plant and equipment, net	4,467,292	4,573,841
Other assets	45,821	45,821
Goodwill	2,453,349	2,453,349
Other intangible assets, net	1,730,948	1,896,018

Total assets	$17,591,009	$18,466,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,793,627	$2,212,653
Accrued expenses and deferred revenue	1,187,096	1,290,593
Other current liabilities	2,982,175	2,996,310
Short-term debt	3,538,129	-
Current portion of long-term debt, net	1,112,335	1,202,335

Total current liabilities	10,613,362	7,701,891

Long-term debt, net	1,651,079	5,249,569
Other long-term liabilities	2,035,444	2,184,843
Deferred tax liability, net	50,356	45,619

Commitments and contingencies (Note 6)

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 13,652,903 shares issued and outstanding (13,502,653 on December 31, 2016)	273,058	270,053
Additional paid-in capital	104,468,804	104,338,002
Accumulated other comprehensive loss	(38,444)	(45,343)
Accumulated deficit	(101,462,650)	(101,278,611)
Total stockholders’ equity	3,240,768	3,284,101

Total liabilities and stockholders’ equity	$17,591,009	$18,466,023

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Three Months Ended March 31,

(Unaudited)

	2017	2016
Cash flows from operating activities:
Net loss	$(184,039)	$(624,022)
Adjustments to reconcile net loss to net cash from (used by) operating activities:
Depreciation and amortization	342,774	360,501
Stock based compensation	133,807	73,724
Paid in-kind interest	18,000	19,500
Change in deferred tax provision	4,737	4,737
Amortization of deferred financing costs	35,288	5,290
Decrease (increase) in assets:
Accounts receivable	(133,989)	183,443
Inventory	2,854	(52,383)
Prepaid expenses and other current assets	(27,076)	(123,456)
Restricted cash	(244,062)	10,154
Increase (decrease) in liabilities:
Accounts payable	(419,482)	219,506
Accrued expenses and other liabilities	(259,678)	(145,657)
Net cash used by operating activities	(730,866)	(68,663)

Cash flows from investing activities:
Purchase of property, plant and equipment	(66,206)	(51,827)
Purchase of intangible assets	(4,949)	(67,792)
Net cash used by investing activities	(71,155)	(119,619)

Cash flows from financing activities:
Payments of long-term debt	(203,647)	(202,439)
Net cash used by financing activities	(203,647)	(202,439)

Net increase (decrease) in cash	(1,005,668)	(390,721)
Cash at beginning of period	5,871,738	1,440,256

Cash at end of period	$4,866,070	$1,049,535

1 ADJUSTED EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items, and impairments of investments and intangible assets. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing the Company’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as goodwill impairments, each of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended March 31,
	2017	2016	% change
	(unaudited)	(unaudited)

Net Loss:	$(184,000)	$(624,000)	-71%
Add backs:
Depreciation & amortization	343,000	361,000	-5%
Stock based compensation	134,000	74,000	81%
Interest expense	58,000	77,000	-25%
Amortization of note discount	35,000	5,000	600%
Income Taxes	5,000	5,000	0%

Adjusted EBITDA	391,000	(102,000)	-483%

Adjusted EBITDA, by group (unaudited)

Printed Products	$773,000	$616,000	25%
Technology Management	(79,000)	(355,000)	-78%
Corporate	(303,000)	(363,000)	-17%

	391,000	(102,000)	-483%